Exhibit 99.1

RESEARCH FRONTIERS ANNOUNCES RETIREMENT

OF MICHAEL R. LAPOINTE, WHO LED EXPANSION OF

SPD-SMART AEROSPACE PROGRAMS

WOODBURY, NY, September 15, 2025 – Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-SmartGlass technology, today announced that Michael R. LaPointe, Vice President – Aerospace Products, has retired from the Company effective September 15, 2025.

Mr. LaPointe has worked with Research Frontiers since 1994 and joined Research Frontiers as an employee in 2000 and served in a variety of senior leadership roles, including Vice President – Marketing, and Vice President – Aerospace Products. During his over 30 years of association with the Company, Mr. LaPointe made significant contributions to the commercialization and growth of SPD-Smart technology across architectural, automotive, museum and aerospace applications.

Under Mr. LaPointe’s leadership, Research Frontiers’ patented SPD-Smart Electronically Dimmable Windows (EDWs) have redefined the passenger experience across general aviation, business jets, helicopters, and commercial transport aircraft. Supplied through Research Frontiers’ licensed partners, SPD-Smart EDWs allow passengers and crews to instantly and precisely control light, glare, and heat at the touch of a button — preserving views, improving the perception of cabin space, reducing fatigue, and creating cooler, quieter cabins. Unlike slower electrochromic alternatives, SPD-Smart EDWs respond instantly to changing conditions, and automatically shift to their maximum heat-blocking state when needed most, such as during boarding on hot tarmacs. This unique performance delivers healthier daylight management, thermal and acoustic insulation, and seamless integration with other cabin systems for a superior passenger experience.

The programs that developed under Mr. LaPointe’s leadership highlight the growing adoption of SPD-Smart technology throughout aerospace. Today, leading aircraft OEMs, Tier-1 suppliers, and airlines are embracing SPD-Smart EDWs as standard or featured equipment. Airbus has incorporated SPD-Smart EDWs into its ACJ TwoTwenty, while Airbus Helicopters has also selected SPD solutions. Additional adoption includes Honda Aircraft, Textron Beechcraft, Epic Aircraft, Daher, and Dassault. SPD-Smart EDWs have been contracted across five helicopter OEM programs, 12 aircraft OEM programs, an airline retrofit program, and more than 40 aftermarket aircraft models, confirming their unmatched ability to elevate passenger comfort, well-being, and operational efficiency in modern aviation.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “Mike’s vision, energy, and commitment helped shape our aerospace business and strengthened our global partnerships. We are deeply grateful for his many contributions to Research Frontiers and the aerospace industry, and extend our warmest wishes as he begins his well-deserved retirement.”

Mr. LaPointe commented: “I am proud of my years at Research Frontiers and of our work to bring SPD-Smart technology to market. It has been an honor to work alongside such talented colleagues at Research Frontiers and to collaborate with the exceptional teams at our licensed partners around the world. Together, we have built lasting partnerships and advanced a technology that I’m certain will continue to transform the aerospace industry. I look forward to following the Company’s continued growth and success, and even broader adoption of SPD-Smart products for all industries.”

About Research Frontiers

Research Frontiers (Nasdaq: REFR) is a publicly traded technology company and the developer of patented SPD-Smart light-control film technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Research Frontiers has licensed its smart glass technology to numerous companies that include well known chemical, material science and glass companies. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results, especially those reliant on activities by third parties, could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. “SPD-Smart” and “SPD-SmartGlass” are trademarks of Research Frontiers Inc.

CONTACT

Joseph M. Harary

President and CEO

Research Frontiers Inc.

+1-516-364-1902

Info@SmartGlass.com